EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated January 30, 1998, except for note 14, for which the date is February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of Savoir Technology Group, Inc. and Subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which reports are included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

                                          /s/ COOPERS & LYBRAND L.L.P.



San Jose, California
May 20, 1998